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                                 EXHIBIT 23(c)
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                             [T.E. LOTT LETTERHEAD]

                                 March 26, 1999

To the Board of Directors
FFBS Bancorp, Inc.

   We consent to the use of our report dated July 22, 1998, accompanying the consolidated financial statements of FFBS Bancorp, Inc., included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus relating to the merger of FFBS Bancorp, Inc., and NBC Capital Corporation.

                                          /s/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 26, 1999